                                                                 EXHIBIT 10.37



                           TERM LOAN CREDIT AGREEMENT


                          Dated as of November 5, 1999


                                      among


                             RAILWORKS CORPORATION,
                                  as Borrower,


                      CERTAIN SUBSIDIARIES OF THE BORROWER,
                                 as Guarantors,


                            THE LENDERS NAMED HEREIN,


                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent


                                       AND


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                TABLE OF CONTENTS


SECTION 1 DEFINITIONS.............................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Computation of Time Periods.....................................................................7

SECTION 2 CREDIT FACILITIES.......................................................................................7
         2.1      Term Loan.......................................................................................7

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES..........................................................9
         3.1      Default Rate....................................................................................9
         3.2      Extension and Conversion........................................................................9
         3.3      Prepayments....................................................................................10
         3.4      [Intentionally Omitted]........................................................................10
         3.5      Fees...........................................................................................10
         3.6      Capital Adequacy...............................................................................11
         3.7      Inability To Determine Interest Rate...........................................................11
         3.8      Illegality.....................................................................................11
         3.9      Requirements of Law............................................................................12
         3.10     Taxes..........................................................................................13
         3.11     Indemnity......................................................................................14
         3.12     Certain Limitations............................................................................15
         3.13     Pro Rata Treatment.............................................................................16
         3.14     Sharing of Payments............................................................................16
         3.15     Payments, Computations, Etc....................................................................17
         3.16     Evidence of Debt...............................................................................19

SECTION 4 GUARANTY...............................................................................................19
         4.1      The Guarantee..................................................................................19
         4.2      Obligations Unconditional......................................................................20
         4.3      Reinstatement..................................................................................21
         4.4      Certain Additional Waivers.....................................................................21
         4.5      Remedies.......................................................................................21
         4.6      Rights of Contribution.........................................................................22
         4.7      Continuing Guarantee...........................................................................22

SECTION 5 CONDITIONS.............................................................................................23
         5.1      Conditions to Closing..........................................................................23
         5.2      Conditions to All Extensions of Credit.........................................................24

SECTION 6 REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................................24
         6.1      Incorporation..................................................................................24
         6.2      Additional Representations.....................................................................25
         6.3      Additional Covenants...........................................................................25

SECTION 7 EVENTS OF DEFAULT......................................................................................26
         7.1      Events of Default..............................................................................26
         7.2      Acceleration; Remedies.........................................................................28

SECTION 8 AGENCY PROVISIONS......................................................................................29
         8.1      Appointment....................................................................................29
         8.2      Delegation of Duties...........................................................................29
         8.3      Exculpatory Provisions.........................................................................29
         8.4      Reliance on Communications.....................................................................30
         8.5      Notice of Default..............................................................................30
         8.6      Non-Reliance on Administrative Agent and Other Lenders.........................................31
         8.7      Indemnification................................................................................31
         8.8      Administrative Agent in its Individual Capacity................................................32
         8.9      Successor Administrative Agent.................................................................32
         8.10     Intercreditor Agreement........................................................................32

SECTION 9 MISCELLANEOUS..........................................................................................33
         9.1      Notices........................................................................................33
         9.2      Right of Set-Off...............................................................................34
         9.3      Benefit of Agreement...........................................................................34
         9.4      No Waiver; Remedies Cumulative.................................................................37
         9.5      Payment of Expenses, etc.......................................................................37
         9.6      Amendments, Waivers and Consents...............................................................38
         9.7      Counterparts...................................................................................39
         9.8      Headings.......................................................................................39
         9.9      Survival.......................................................................................39
         9.10     Governing Law; Submission to Jurisdiction; Venue...............................................39
         9.11     Severability...................................................................................40
         9.12     Entirety.......................................................................................40
         9.13     Binding Effect; Termination....................................................................40
         9.14     Confidentiality................................................................................41
         9.15     Source of Funds................................................................................41
         9.16     Conflict.......................................................................................42

                                    SCHEDULES

Schedule 2.1(a)            Lenders and Commitments
Schedule 2.1(b)(i)         Form of Notice of Borrowing
Schedule 2.1(e)            Form of Term Note
Schedule 3.2               Form of Notice of Extension/Conversion
Schedule 5.1(d)(iii)       Form of Officer's Certificate
Schedule 6.3(b)            Form of Joinder Agreement
Schedule 8.10              Form of Intercreditor Agreement
Schedule 9.1               Lenders and Addresses
Schedule 9.3(b)            Form of Assignment and Acceptance

                           TERM LOAN CREDIT AGREEMENT

         THIS TERM LOAN CREDIT AGREEMENT dated as of November 5, 1999 (the "Credit Agreement"), is by and among RAILWORKS CORPORATION, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified as Guarantors on the signature pages hereto and such other Subsidiaries of the Borrower as may from time to time become Guarantors hereunder in accordance with the provisions hereof (the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders"), FIRST UNION NATIONAL BANK, as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a US$30 million term loan credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested term loan credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      Definitions.

         Terms used in this Credit Agreement (including the Incorporated Representations and the Incorporated Covenants) but not otherwise defined in this Credit Agreement shall have the meanings assigned to such terms in the Revolving Credit Agreement. As used in this Credit Agreement (including the Incorporated Representations, the Incorporated Covenants and any definitions incorporated herein from the Revolving Credit Agreement pursuant to the foregoing sentence), the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Administrative Agent's Fee Letter" means that certain letter agreement dated as of September 29, 1999, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means RailWorks Corporation, a Delaware corporation, as referenced in the opening paragraph, and its successors and permitted assigns.

                  "Closing Date" means the date hereof.

                  "Collateral Agent" means Bank of America, N.A., and its successors in such capacity.

                  "Commitment" means the Term Loan Commitment.

                  "Consolidated Group" means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Term Notes, the Pledge Agreement, the Security Agreement, the Intercreditor Agreement, each Joinder Agreement, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means any of the Borrower and the Guarantors.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agents or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit

         Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                   Eurodollar Rate  =             Interbank Offered Rate
                                            ---------------------------------
                                            1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under any regulations of the Board of Governors of the Federal Reserve System (or any successor) as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 7.1.

                  "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Guarantor" means each of those other Persons identified as a "Guarantor" on the signature pages hereto, and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns.

                  "Guaranteed Obligations" means, as to each Guarantor, without duplication, (i) all obligations of the Borrower (including interest accruing after a Bankruptcy Event, regardless of whether such interest is allowed as a claim under the Bankruptcy Code) to the Lenders and the Agents, whenever arising, under this Credit Agreement, the Term Notes or the other Credit Documents, and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement to the extent permitted hereunder.

                  "Hedging Agreement" means any interest rate protection agreement or foreign currency exchange agreement between the Borrower and any Lender, or any Affiliate of a Lender, relating to the Term Loan.

                  "Incorporated Covenants" means such term as defined in Section 6.1.

                  "Incorporated Representations" means such term as defined in
         Section 6.1.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in U.S. Dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Markets, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among Bank of America, N.A., as collateral agent under the Revolving Credit Agreement, Bank of America, N.A., as collateral agent under this Credit Agreement, and the Credit Parties, as amended or modified from time to time, in substantially the form of Schedule 8.10.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December and the date on which the final principal amortization payment is made and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the date the final principal amortization payment is made, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 6.3(b), executed and delivered by a Domestic Subsidiary of the Borrower in accordance with the provisions of Section 6.3(b).

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

                  "Loan" or "Loans" means the Term Loan and the Base Rate Loans and Eurodollar Loans comprising the Term Loan.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or (iii) the rights and remedies of the Lenders under the Credit Documents.

                  "Net Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Equity Transaction or Debt Transaction, net of (i) reasonable transaction costs, including in the case of an Equity Transaction or a Debt Transaction, underwriting discounts and commissions, (ii) estimated taxes payable in connection therewith, and
         (iii) in the case of a Debt Transaction, any amounts payable in respect of Subordinated Debt, including without limitation principal, interest, premiums and penalties, which is secured by, or otherwise related to, any property or asset which is the subject thereof to the extent that such Subordinated Debt and any payments in respect thereof are paid with a portion of the proceeds therefrom.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Notice of Extension/Conversion" means a written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

                  "Participation Interest" means the purchase by a Lender of a participation in Loans as provided in Section 3.14.

                  "Pledge Agreement" means the pledge agreement dated as of the Closing Date given by the Borrower and certain Domestic Subsidiaries of the Borrower identified therein to the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents, as such pledge agreement may be amended and modified from time to time.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Register" shall have the meaning given such term in Section 9.3(c).

                  "Required Lenders" means, at any time, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Term Loan outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the outstanding principal amount of the Term Loan (taking into account Participation Interests therein) owing to a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

                  "Revolving Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 5, 1999 by and among the Borrower, the subsidiaries of the Borrower identified therein, the lenders party thereto, First Union National Bank, as Documentation Agent, Bank of America Canada, as Canadian Administrative Agent, and Bank of America, N.A., as Domestic Administrative Agent, as amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Security Agreement" means the security agreement dated as of the Closing Date given by the Credit Parties to the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents, as such security agreement may be amended and modified from time to time.

                  "Term Loan" shall have the meaning assigned to such term in
         Section 2.1(a).

                  "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its Term Loan Commitment Percentage of the Term Loan (and for purposes of making determinations of Required Lenders after the Closing Date, such Lender's Term Loan Commitment Percentage of the aggregate principal amount outstanding on the Term
         Loan).

                  "Term Loan Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Term Loan Committed Amount of such Lender at such time and the denominator of which is the aggregate of the Term

         Loan Committed Amounts of all the Lenders at such time. The initial Term Loan Commitment Percentage of each Lender is set forth on Schedule 2.1(a).

                  "Term Loan Committed Amount" means, with respect to each Lender, the amount of such Lender's Term Loan Commitment (and for purposes of making determinations of Required Lenders after the Closing Date, such Lender's portion of the principal amount outstanding on the Term Loan), as such amount may be reduced from time to time in accordance with the provisions hereof. The initial Term Loan Committed Amount of each Lender is set forth on Schedule 2.1(a).

                  "Term Note" or "Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loan in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         1.2      Computation of Time Periods.

                  For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      Accounting Terms.

                  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.


                                    SECTION 2
                                CREDIT FACILITIES

         2.1      Term Loan.

         (a) Term Loan Commitment. Subject to the terms and conditions hereof, on the Closing Date each Lender severally agrees to make its Term Loan Commitment Percentage of a term loan (the "Term Loan") in the aggregate principal amount of THIRTY MILLION DOLLARS (US$30,000,000) in no more than two advances to the Borrower in U.S. Dollars for the purposes hereinafter set forth. The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed.

         (b) Term Loan Borrowing. The Borrower shall submit an appropriate Notice of Borrowing relating to the Term Loan not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of the requested borrowing, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the date of the requested borrowing, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of the Term Loan is requested, (ii) the date of the requested borrowing, (iii) the principal amount of the requested borrowing, and (iv) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. Each Lender shall make its Term Loan Commitment Percentage of the Term Loan available to the Administrative Agent for the account of the Borrower, or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date of the requested borrowing in U.S. Dollars and in funds immediately available to the Administrative Agent.

         (c) Minimum Amounts. The Loans shall be in minimum aggregate principal amounts of US$2,500,000 and integral multiples of US$500,000 in excess thereof, in the case of Eurodollar Loans, and US$100,000 (or the remaining portion of the outstanding principal amount of the Term Loan, if less) and integral multiples of US$50,000 in excess thereof, in the case of Base Rate Loans.

         (d) Repayment. The aggregate principal amount of the Term Loan shall be due and payable in twenty (20) consecutive quarterly installments as follows:



                                                   Principal                                        Principal
                                                  Amortization                                    Amortization
                                                    Payment                                         Payment
                                               as a Percentage of                               as a Percentage of
                                               Original Principal                               Original Principal
                       Date                         Amount               Date                         Amount
                       ----                         ------               ----                         ------
                  February 5, 2000                   0.25%           August 5, 2002                   0.25%
                  May 5, 2000                        0.25%           November 5, 2002                 0.25%
                  August 5, 2000                     0.25%           February 5, 2003                 0.25%
                  November 5, 2000                   0.25%           May 5, 2003                      0.25%
                  February 5, 2001                   0.25%           August 5, 2003                   0.25%
                  May 5, 2001                        0.25%           November 5, 2003                 0.25%
                  August 5, 2001                     0.25%           February 5, 2004                24.00%
                  November 5, 2001                   0.25%           May 5, 2004                     24.00%
                  February 5, 2002                   0.25%           August 5, 2004                  24.00%
                  May 5, 2002                        0.25%           November 5, 2004                24.00%
                                                                                                   -------
                                                                              Total                 100.00%

         (e)      Interest.  Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as the Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus 200 basis points (2.00%); and

                  (ii) Eurodollar Loans. During such periods as the Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus 375 basis points (3.75%).

Interest on the Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (f) Term Notes. The Term Loan shall be evidenced by a duly executed Term Note in favor of each Lender.

         (g) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of five (5) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.


                                    SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      Default Rate.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base
Rate).

         3.2      Extension and Conversion.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent permissible Interest Period or to convert Base Rate Loans into Eurodollar Loans; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.1(c), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate

Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension of a Eurodollar Loan or conversion of a Base Rate Loan into a Eurodollar Loan shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) and (b) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3      Prepayments.

         (a) Voluntary Prepayments. Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, and (ii) partial prepayments shall be (A) in the case of Eurodollar Loans, in a minimum aggregate principal amount of US$2,500,000 and integral multiples of US$500,000 in excess thereof and (B) in the case of Base Rate Loans, in a minimum aggregate principal amount of US$100,000 and integral multiples of US$50,000 in excess thereof.

         (b) Mandatory Prepayments. If at any time the aggregate principal Dollar Amount of Obligations plus the aggregate principal amount of the Term Loan shall exceed the Borrowing Base, the Borrower shall immediately make payment on the Term Loan and/or on the loans and other extensions of credit outstanding under the Revolving Credit Agreement in an amount sufficient to eliminate the excess.

         (c) Application. Unless otherwise specified by the Borrower, amounts prepaid on the Term Loan shall be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period maturities. Amounts prepaid on the Term Loan shall serve to reduce remaining principal installment payments ratably and may not be reborrowed.

         3.4      [Intentionally Omitted].

         3.5      Fees.

         The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent's Fees").

         3.6      Capital Adequacy.

         If any Lender has reasonably determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, subject to the provisions of Section 3.12, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         3.7      Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter (which notice shall be withdrawn the Administrative Agent whenever such circumstances no longer exist). If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.8      Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn by such Lender whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         3.9      Requirements of Law.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

         (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Taxes covered by Section 3.10 (including Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(d)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

         (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, subject to the provisions of Section 3.12, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances of the type referred to in paragraphs (a) through (c) above which would result in any such increased cost or reduced amount receivable, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, designate a different lending office for the making of Loans hereunder or otherwise use reasonable commercial efforts to minimize the amounts payable to it by the Borrower pursuant to this Section 3.9. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     Taxes.

         (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable lending office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.10) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Credit Party shall make such deductions and withholdings, (iii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law, and
(iv) such Credit Party shall furnish to the Administrative Agent, in each case at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.10) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Internal Revenue Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereto and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.10(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.10(a) or 3.10(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.10, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agents the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.10 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         3.11     Indemnity.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may be calculated, in lieu of any other method, based on an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12     Certain Limitations.

         The provisions of Sections 3.6, 3.9, 3.10 and 3.11 hereof shall be subject to the following:

         (a) Each Lender that desires compensation or indemnification under Sections 3.6, 3.9 or 3.11 hereof shall notify the Borrower through the Administrative Agent of any event occurring after the Closing Date entitling such Lender to compensation or indemnification under any of such Sections as promptly as practicable, but in any event within 90 days after the occurrence of the event giving rise thereto; provided that (i) if any such Lender fails to give such notice within 90 days after the occurrence of such an event, such Lender shall only be entitled to compensation or indemnification in respect of such event accruing under Sections 3.6, 3.9 or 3.11 hereof with respect to the period from and after the date 90 days prior to the date that such Lender does give notice.

         (b) Any notice given by a Lender pursuant to subsection (a) above shall certify (i) that one of the events described in Sections 3.6, 3.9 or 3.11 hereof has occurred, describing in reasonable detail the nature of such event,
(ii) as to the increased cost, reduced amount receivable or loss or expense resulting from such event and (iii) as to the additional amount demanded by such Lender, attaching a reasonably detailed explanation of the calculation thereof. Such a certificate as to any compensation or indemnification payable pursuant to Sections 3.6, 3.9 or 3.11, submitted by such Lender through the Administrative Agent to the Borrower, shall be conclusive and binding on the parties hereto in the absence of manifest error.

         (c) If any Lender requests compensation or indemnification from the Borrower under Sections 3.6, 3.9 or 3.10 hereof, the Borrower may, at its option, within fifteen (15) days after receipt by the Borrower of written demand from the affected Lender for payment of such compensation or indemnification, notify the Administrative Agent and such affected Lender of its intention to replace the affected Lender. So long as no Event of Default shall have occurred and be continuing, the Borrower may obtain, at the Borrower's expense, a replacement Lender for the affected Lender. If the Borrower obtains a replacement Lender within ninety (90) days following notice of its intention to do so, the affected Lender must sell and assign its Loans and any related Commitments to such replacement Lender pursuant to Section 9.3(b) hereof (without giving effect to any requirement therein that the Administrative Agent consent thereto), for an amount equal to the principal balance of all Loans held by the affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that the Borrower shall have paid to such affected Lender the compensation or indemnification that it is entitled to receive under Sections 3.6, 3.9 or 3.10 hereof, through the date of such sale and assignment. Notwithstanding the foregoing, the Borrower shall not have the right to obtain a replacement Lender if the affected Lender rescinds its demand for such compensation or indemnification within fifteen (15) days following its receipt of the Borrower's notice of intention to replace such affected Lender. Additionally, if the Borrower gives a notice to the Administrative Agent and an affected Lender of its intention to replace such affected Lender and does not so replace such affected Lender within ninety (90) days thereafter, the Borrower's rights under this Section 3.12(c) shall terminate and the Borrower shall promptly pay all compensation or indemnification demanded by such affected Lender pursuant to Sections 3.6, 3.9 or 3.10 hereof.

         3.13     Pro Rata Treatment.

         Except to the extent otherwise provided herein:

         (a) Loans. Each payment or prepayment of principal on the Term Loan, each payment of interest on the Term Loan and each conversion or extension of any Loan comprising the Term Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their respective Term Loan Commitment Percentages.

         (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for a period of two (2) Business Days, and thereafter at the Base Rate, for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender does not pay such amounts to the Administrative Agent forthwith upon demand, the Administrative Agent may notify the Borrower and request the Borrower to immediately pay such amount to the Administrative Agent with interest at the rate applicable thereto. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.14     Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or either Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

         3.15     Payments, Computations, Etc.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in U.S. Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in
Section 9.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders entitled thereto on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of the actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Term Loan or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any Administrative Agent's Fees then due and payable;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the portion of the Term Loan owing to such Lender;

                  FOURTH, to the payment of all accrued interest and Fees on or in respect of the Term Loan;

                  FIFTH, to the payment of the outstanding principal amount of the Term Loan;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Term Loan held by such Lender bears to the aggregate then outstanding Term Loan) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         3.16     Evidence of Debt.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to Section 9.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.


                                    SECTION 4
                                    GUARANTY

         4.1      The Guarantee.

         (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement to the extent permitted hereunder, and to the Agents as hereinafter provided, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due

(whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         (b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.2      Obligations Unconditional.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, either Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that either Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         4.3      Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      Certain Additional Waivers.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

         4.5      Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

         4.6      Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7      Continuing Guarantee.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                    SECTION 5
                                   CONDITIONS

         5.1      Conditions to Closing.

         This Credit Agreement shall become effective, and the initial Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Agreement and Credit Documents. Receipt by the Administrative Agent of (i) multiple counterparts of this Credit Agreement, (ii) a Term Note for each Lender, (iii) multiple counterparts of the Pledge Agreement, (iv) multiple counterparts of the Security Agreement, (v) multiple counterparts of the Intercreditor Agreement and (vi) UCC financing statements relating to the Pledge Agreement and the Security Agreement, if any, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

                  (b) Legal Opinions. Receipt of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

                  (d) Corporate Documents. Receipt by the Administrative Agent of the following (or their equivalent) for each of the Credit Parties:

                           (i) Resolutions. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (ii)     Good Standing. Copies, where applicable, of
                  (A) certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and the state in which such Credit Party maintains its chief executive office and (B) certificates indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities of the state of incorporation and the state in which such Credit Party maintains its chief executive office.

                           (iii)    Officer's Certificate. An officer's
                  certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(d)(iii) with appropriate insertions and attachments.

                  (e) Amendment No. 2 to Revolving Credit Agreement. Receipt by the Administrative Agent of an executed copy of Amendment No. 2 to the Revolving Credit Agreement, in form and substance satisfactory to the Lenders hereunder.

                  (f) Fees. Receipt of by the Administrative Agent and the Lenders of all fees, if any, owing pursuant to the Administrative Agent's Fee Letter, Section 3.5 or otherwise.

                  (g) Subsection 5.2 Conditions. The conditions specified in Section 5.2 shall be satisfied.

         5.2      Conditions to All Extensions of Credit.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date and those which are untrue solely as a result of a change permitted by this Agreement).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c)      Section 2 Conditions. All conditions set forth in
Section 2 as to the making of the Term Loan shall have been satisfied.

         Each request for an Extension of Credit (including extensions of Eurodollar Loans and conversions of Base Rate Loans into Eurodollar Loans) and each acceptance by the Borrower of an Extension of Credit (including extensions of Eurodollar Loans and conversions of Base Rate Loans into Eurodollar Loans) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b) and (c) of this Section 5.2 have been satisfied.

                                    SECTION 6
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1      Incorporation.

         The representations and warranties contained in Section 6 of the Revolving Credit Agreement as in effect on the Closing Date (the "Incorporated Representations") and the affirmative and negative covenants contained in Sections 7 and 8, respectively, of the Revolving Credit Agreement as in effect on the Closing Date (the "Incorporated Covenants") are incorporated herein by reference with the same effect as if stated at length. The Credit Parties affirm and represent and warrant to the Administrative Agent and the Lenders that the Incorporated Representations are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date and those which are untrue solely as a result of a change permitted by the Revolving Credit Agreement) and covenant and agree that the Incorporated Covenants shall be as binding on the Credit Parties as if set forth fully herein, provided that
(i) the Incorporated Representations and the Incorporated Covenants shall run in favor of the Agents and the Lenders hereunder (rather than the Agents and the Lenders under the Revolving Credit Agreement as literally provided in the Revolving Credit Agreement), (ii) in the event of the amendment or modification of any of the affirmative and negative covenants contained in Sections 6 and 7 of the Revolving Credit Agreement, the Incorporated Covenants shall be as in effect immediately prior to such amendment or modification, unless the requisite Lenders hereunder consent to such amendment or modification in accordance with the terms of Section 9.6 hereof, and (iii) in the event that the Revolving Credit Agreement shall be refinanced, repaid, terminated or replaced by another credit agreement, the Incorporated Covenants shall be as in effect immediately prior to such refinancing or replacement.

         6.2      Additional Representations.

         (a)      Purposes of Term Loan. Notwithstanding the provisions of
Section 6.15 of the Incorporated Representations, the proceeds of the Term Loan shall be used by the Borrower solely (i) to repay Indebtedness outstanding under the Revolving Credit Agreement and (ii) to finance working capital, capital expenditures and other general corporate purposes, including, without limitation, acquisitions permitted hereunder.

         6.3      Additional Covenants.

         (a)      Purposes of Term Loan. Notwithstanding the provisions of
Section 7.13 of the Incorporated Covenants, the proceeds of the Term Loan shall be used solely for the purposes provided in Section 6.2(a) hereof.

         (b) Additional Credit Parties. The Borrower will provide to the Administrative Agent, for the benefit of the Lenders, a Joinder Agreement and the other items required by Section 7.11 of the Incorporated Covenants in the same form and from the same Domestic Subsidiaries as required therein, except that such other items shall reflect that they are delivered to, and run in favor of, the Administrative Agent and secure the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents.

                                    SECTION 7
                                EVENTS OF DEFAULT

         7.1      Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

        (a)       Payment.  Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans, or

                  (ii)     default, and such default shall continue for three
         (3) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made (other than those which are untrue solely as a result of changes permitted by this Agreement); or

         (c)      Covenants.

                  (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11,
         7.13 or 8.1 through 8.12, inclusive, in each case of the Incorporated Covenants; or

                  (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 7.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; or

         (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as to any Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.3 or Section 8.4 , in each case of the Incorporated Covenants, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. Except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.3 or
Section 8.4 of the Incorporated Covenants, the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Material Credit Party; or

         (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of US$3,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any Material Credit Party shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (h) Judgments. Any Material Credit Party shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds US$3,000,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

         (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse
Effect: (1) any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section

4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (j)      Ownership.  There shall occur a Change of Control; or

         (k) Revolving Credit Agreement. There shall occur an Event of Default under the Revolving Credit Agreement.

         7.2      Acceleration; Remedies.

         Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of either Agent or any Lender to enforce its claims against the Credit Parties, except as expressly provided for herein:

                  (i) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to either Agent and/or any of the Lenders under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

                  (ii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(f) shall occur, then all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to either Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Agents or the Lenders, all of which are hereby waived by the Credit Parties.

                                    SECTION 8
                                AGENCY PROVISIONS

         8.1      Appointment.

         Each Lender hereby designates and appoints Bank of America as administrative agent and as collateral agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further directs and authorizes the Agents to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically, without limitation, in connection with a Divestiture consented to or permitted pursuant the provisions of Section 8.3 of the Incorporated Covenants or a sale, lease, transfer or other disposition of Property not prohibited by this Credit Agreement. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against either Agent. The provisions of this Section are solely for the benefit of the Agents and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof (other than as set forth in the second sentence hereof). In performing their functions and duties under this Credit Agreement and the other Credit Documents, the Agents shall act solely as Agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         8.2      Delegation of Duties.

         The Agents may execute any of their duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3      Exculpatory Provisions.

         No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by such Agent under or in connection herewith or in connection with the other Credit

Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Lenders or by or on behalf of the Credit Parties to such Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Term Loan or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

         8.4      Reliance on Communications.

         Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by such Agent with reasonable care). Each Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with
Section 9.3(b). Each Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 9.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         8.5      Notice of Default.

         No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that such Agent receives such a notice, such Agent shall give prompt notice thereof to the other Agent and the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         8.6      Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of either Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7      Indemnification.

         The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         8.8      Administrative Agent in its Individual Capacity.

         The Agents and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agents were not the Agents hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agents shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agents in its individual capacity.

         8.9      Successor Administrative Agent.

         Any Agent may, at any time, resign upon 20 days' written notice to the Lenders, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to such Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least US$400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         8.10     Intercreditor Agreement.

         Inasmuch as the obligations under the Revolving Credit Agreement are secured by the same collateral as that securing the obligations under this Credit Agreement, an intercreditor agreement is required in order that the respective obligations share in such collateral on a pari passu basis. By execution hereof, each Lender hereby acknowledges and agrees to be bound by the terms of the Intercreditor Agreement and further authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement on its behalf.

                                    SECTION 9
                                  MISCELLANEOUS

         9.1      Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agents, set forth below, and, in the case of the Lenders, set forth on Schedule 9.1, or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower or the Guarantors:

                           RailWorks Corporation
                           1104 Kenilworth Drive
                           Suite 301
                           Baltimore, MD 21204
                           Attn: Michael R. Azarela
                           Telephone: (410) 512-0501
                           Telecopy:  (410) 825-6920

                  if to either Agent:

                           Bank of America, N.A.
                           101 N. Tryon Street
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attn:    Gregg Newland
                                    Agency Services
                           Telephone: (704) 386-4218
                           Telecopy:  (704) 388-9436
                  with a copy to:

                           Bank of America, N.A.
                           10 Light Street
                           Sixteenth Floor
                           MD4-302-16-01
                           Baltimore, MD  21202-1435
                           Attn:  Monica Brandes
                           Telephone: (410) 605-8019
                           Telecopy:  (410) 539-7508

         9.2      Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Term Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.14 or Section 9.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         9.3      Benefit of Agreement.

         (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 9.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

         (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder (including, without limitation, all or a portion of its Commitments or its Loans), pursuant to an assignment agreement substantially in the form of Schedule 9.3(b), to (i) a Lender, (ii) an affiliate of a Lender or (iii) any bank, financial institution, commercial lender or institutional investor reasonably acceptable to the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (the consent of the Borrower shall not be unreasonably withheld or delayed); provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of US$5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of US$250,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of US$3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Term Note or Term Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Term Note (but with notation thereon that it is given in substitution for and replacement of the original Term Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 9.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents;
(vi) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or a portion of such Lender's rights, obligations or rights and obligations hereunder (including all or a portion of its Commitments or its Loans); provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal, interest or Fees in which the participant is participating, (C) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.3 of the Incorporated Covenants, release the Borrower or substantially all of the Guarantors from its or their obligations under the Credit Documents, or (D) except as the result of or in connection with a Divestiture permitted under
Section 8.3(b) of the Incorporated Covenants, release all or substantially all of the collateral, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10, 3.11 and 9.2 on the same basis as if it were a Lender.

         9.4      No Waiver; Remedies Cumulative.

         No failure or delay on the part of either Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between either Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which either Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

         9.5      Payment of Expenses, etc.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agents in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agents) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Agents and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) permit the Administrative Agent to perform inventory and accounts receivable field audits at the Borrower's expense, provided that unless an Event of Default shall be in existence the Borrower's obligation to reimburse the Administrative Agent for such field audits shall be limited to one such field audit each fiscal year; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender, its officers, directors, employees, representatives and the Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other Extensions of Credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         9.6      Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

         (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any of the other Credit Documents may be amended to

                        (i) extend the final maturity of any Loan (other than the waiver of any mandatory prepayment required by Section 3.3(b)),

                        (ii) reduce the rate or extend the time of payment of interest thereon or Fees hereunder (other than as a result of waiving the applicability of any increase in interest rates or Fees after the occurrence of an Event of Default or on account of a failure to deliver financial statements on a timely basis),

                        (iii)  reduce or waive the principal amount of any Loan,

                        (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any mandatory prepayment required by Section 3.3(b) or a waiver of any Default or Event of Default shall not constitute an increase in the Commitment of any Lender),

                        (v) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.3 of the Incorporated Covenants, release the Borrower or substantially all of the Guarantors from its or their obligations under the Credit Documents,

                        (vi) except as the result of or in connection with a Divestiture permitted under Section 8.3(b) of the Incorporated Covenants, release all or substantially all of the collateral,

                        (vii)  amend, modify or waive any provision of this
                   Section 9.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.13,
                   3.14, 3.15, 7.1(a), 9.2, 9.3, 9.5 or 9.9,

                        (viii) reduce any percentage specified in, or otherwise
                   modify, the definition of Required Lenders, or

                        (ix) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                   (b) without the consent of the Administrative Agent, no provision of Section 8 may be amended;

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         9.7      Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         9.8      Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         9.9      Survival.

         All indemnities set forth herein, including, without limitation, in
Section 3.9, 3.11, 8.7 or 9.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Term Notes and the making of the Loans hereunder.

         9.10     Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 9.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agents to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (c) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, THE BORROWER AND THE OTHER CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.11     Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         9.12     Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         9.13     Binding Effect; Termination.

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns.

         (b) The term of this Credit Agreement shall commence on the effective date pursuant to subsection (a) above and shall continue until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         9.14     Confidentiality.

         The Administrative Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents, subject to the provisions of this Section 9.14; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by a Credit Party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 9.14; or
(v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 9.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Credit Parties.

         9.15     Source of Funds.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection

         (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 9.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         9.16     Conflict.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         9.17     Senior Subordinated Note Indenture.

         The Borrower hereby (a) acknowledges and agrees that the Indebtedness evidenced by this Agreement and the other Credit Documents constitutes Senior Debt as defined in the Senior Subordinated Note Indenture, (b) specifically designates the Indebtedness evidenced by this Agreement and the other Credit Documents (specifically including all Obligations) as "Designated Senior Debt" for all purposes, including without limitation for purposes of the Senior Subordinated Note Indenture and (c) agrees that it will not designate any other Indebtedness incurred by it as "Designated Senior Debt" without the prior written consent of the Required Lenders.


                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           RAILWORKS CORPORATION,
                                    a Delaware corporation


                                    By: /s/ MICHAEL R. AZARELA
                                       ----------------------------------------

                                    Name:   Michael R. Azarela
                                    Title:  Executive Vice President and
                                            Chief Financial Officer

GUARANTORS:                         ALPHA-KEYSTONE ENGINEERING, INC.,
                                    a Pennsylvania corporation
                                    ANNEX RAILROAD BUILDERS, INC.,
                                    an Indiana corporation
                                    ARMCORE ACQUISITION CORP.,
                                    a Delaware corporation
                                    ARMCORE RAILROAD CONTRACTORS, INC.,
                                    an Illinois corporation
                                    BIRMINGHAM WOOD, INC.,
                                    an Alabama corporation
                                    COMSTOCK HOLDINGS INC.,
                                    a Delaware corporation
                                    COMTRAK CONSTRUCTION, INC.,
                                    a Georgia corporation
                                    CONDON BROTHERS, INC.,
                                    a Washington corporation
                                    CPI CONCRETE PRODUCTS INCORPORATED,
                                    a Tennessee corporation
                                    EARL CAMPBELL CONSTRUCTION COMPANY, INC., a Texas corporation
                                    FCM RAIL, LTD., a Michigan corporation
                                    GANTREX CORPORATION,
                                    a Pennsylvania corporation
                                    H.P. MCGINLEY INC.,
                                    a Pennsylvania corporation
                                    IMPULSE ENTERPRISES OF NEW YORK, INC.,
                                    a New York corporation
                                    KENNEDY RAILROAD BUILDERS, INC.,
                                    a Pennsylvania corporation


                                    By: /s/ MICHAEL R. AZARELA
                                       ----------------------------------------

                                    Name:   Michael R. Azarela
                                    Title:  Executive Vice President of each
                                            of the foregoing Domestic Guarantors


                           [Signature Pages Continue]

                              M-TRACK ENTERPRISES, INC., a New York
                              corporation MCCORD TREATED WOOD, INC.,
                              an Alabama corporation MERIT RAILROAD
                              CONTRACTORS, INC., a Missouri corporation
                              MIDWEST CONSTRUCTION SERVICES, INC.,
                              an Indiana corporation MIDWEST RAILROAD
                              CONSTRUCTION & MAINTENANCE CORPORATION OF WYOMING, a Wyoming corporation
                              MIDWEST RW, INC.,
                              a Delaware corporation
                              MINNESOTA RAILROAD SERVICE, INC.,
                              a Tennessee corporation
                              NEOSHO ASIA, INC.,
                              a Kansas corporation
                              NEOSHO CENTRAL AMERICA, INC.,
                              a Kansas corporation
                              NEOSHO CONSTRUCTION COMPANY, INCORPORATED, a Kansas corporation
                              NEOSHO CONTRACTORS, INC.,
                              a Wyoming corporation
                              NEOSHO INCORPORATED,
                              a Kansas corporation
                              NEOSHO INTERNATIONAL, INC.,
                              a Kansas corporation
                              NEW ENGLAND RAILROAD CONSTRUCTION CO., INC., a Connecticut corporation
                              NORTHERN RAIL SERVICE AND SUPPLY COMPANY, INC., a Michigan corporation
                              PARSONS RAILWAY SHOPS, INC.,
                              a Kansas corporation
                              R. & M. B. RAIL CO., INC.,
                              an Indiana corporation
                              RAILCORP, INC.,
                              an Ohio corporation
                              RAILROAD RESOURCES, INC.,
                              a Missouri corporation
                              RAILROAD SERVICE, INC.,
                              a Nevada corporation


                              By:   /s/ Michael R. Azarela

                                    --------------------------------------------
                              Name:   Michael R. Azarela
                              Title:  Executive Vice President of each
                                      of the foregoing Domestic Guarantors

                           [Signature Pages Continue]

                            RAILROAD SPECIALTIES, INC.,
                            an Indiana corporation
                            SOUTHERN INDIANA WOOD PRESERVING CO., INC., an Indiana corporation
                            U.S. RAILWAY SUPPLY, INC.,
                            an Indiana corporation
                            U.S. TRACKWORKS, INC.,
                            a Michigan corporation
                            V&R ELECTRICAL CONTRACTORS, INC.,
                            a New York corporation
                            WM. A. SMITH CONSTRUCTION CO., INC.,
                            a Texas corporation
                            WM. A. SMITH RERAILING SERVICES, INC.,
                            a Texas corporation
                            WOOD WASTE ENERGY, INC.,
                            a Virginia corporation


                            By: /s/ Michael R. Azarela

                               ---------------------------------------------
                            Name:   Michael R. Azarela
                            Title:  Executive Vice President of each
                                    of the foregoing Domestic Guarantors

                            L.K. COMSTOCK & COMPANY, INC.,
                            a New York corporation


                            By: /s/ C. William Moore

                               ---------------------------------------------
                            Name:   C. William Moore
                            Title:  Chief Executive Officer and President

                            F&V METRO RW, INC.,
                            a Delaware corporation
                            RAILWORKS CANADA, INC.
                            a Delaware corporation


                            By: /s/ John P. Nuzzo

                               ---------------------------------------------
                            Name:   John P. Nuzzo
                            Title:  Assistant Secretary


                            By: /s/ Michael R. Azarela

                               ---------------------------------------------
                            Name:   Michael R. Azarela
                                    Title: Executive Vice President of each
                                    of the foregoing Domestic Guarantors


                           [Signature Pages Continue]

                                    GANTREX RW, INC.,
                                    a Delaware corporation
                                    GANTREX SYSTEMS, INC.,
                                    a Delaware corporation


                                    By: /s/ John P. Nuzzo

                                     ------------------------------------------
                                    Name:   John P. Nuzzo
                                    Title:  Secretary of each of the foregoing
                                            Domestic Guarantors


                                    By: /s/ Michael R. Azarela

                                       -----------------------------------------
                                    Name:   Michael R. Azarela
                                    Title:  Executive Vice President of each
                                            of the foregoing Domestic Guarantors

                                               [Signature Pages Continue]

LENDERS:                   BANK OF AMERICA, N.A.,
                           individually in its capacity as a
                           Lender and in its capacity as Administrative Agent


                           By: /s/ Monica R. Brandes
                              ---------------------------------
                           Name: Monica R. Brandes
                           Title: Senior Vice President


                           FIRST UNION NATIONAL BANK


                           By: /s/ Barbara Gell Carroll
                              ---------------------------------
                           Name: Barbara Gell Carroll
                           Title: Senior Vice President


                           FLEET BANK, N.A.


                           By: /s/ Thomas A. Rogers
                              ---------------------------------
                           Name: Thomas A. Rogers
                           Title: Vice President


                           BANK ONE, MICHIGAN


                           By: /s/ Guy J. Rau
                              ---------------------------------
                           Name: Guy J. Rau
                           Title: Vice President


                           KEYBANK NATIONAL ASSOCIATION


                           By: /s/ Daniel W. Lally
                              ---------------------------------
                           Name: Daniel W. Lally
                           Title: Assistant Vice President


                           M&T BANK


                           By: /s/ Michael Weinstock
                              ---------------------------------
                           Name: Michael Weinstock
                           Title: Vice President

                                 Schedule 2.1(a)
                       Schedule of Lenders and Commitments


                 Lender                                  Term Loan                               Term Loan
                 ------                               Committed Amount                     Commitment Percentage
                                                      ----------------                     ---------------------
Bank of America, N.A.                                  US$ 6,300,000                            21.00000000%
First Union National Bank                              US$ 6,300,000                            21.00000000%
Fleet Bank, N.A.                                       US$ 5,000,000                            16.66666667%
Bank One, Michigan                                     US$ 5,000,000                            16.66666667%
M&T Bank                                               US$ 5,000,000                            16.66666667%
KeyBank National Association                           US$ 2,400,000                             8.00000000%
                                                       -------------                            -----------
Total                                                  US$30,000,000                              100.00%

                               Schedule 2.1(b)(i)

                           FORM OF NOTICE OF BORROWING

Bank of America, N.A.
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         RE: Term Loan Credit Agreement dated as of November 5, 1999 (as amended and modified from time to time, the "Credit Agreement") among RailWorks Corporation, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders identified therein, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The Borrower hereby gives notice of a request for the Term Loan pursuant to
Section 2.1(b) of the Credit Agreement as follows:

(A)      Date of Borrowing
         (which is the Closing Date)         -------------------------------

(B)      Principal Amount of
         Borrowing                           -------------------------------

(C)      Interest rate basis
                                             -------------------------------

(D)      Interest Period and the
         last day thereof                    -------------------------------

In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

         (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly related to an earlier date).

         (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

         (c) All conditions set forth in Section 2 as to the making of the Term Loan have been satisfied.

                                    Very truly yours,

                                    RAILWORKS CORPORATION

                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                 Schedule 2.1(e)

                                Form of Term Note

                                                                November 5, 1999

         FOR VALUE RECEIVED, RAILWORKS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________, and its successors and permitted assigns (the "Lender"), in such amounts and on such dates as set forth in the Credit Agreement to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, such Lender's Term Loan Committed Amount, together with interest thereon at the rates and as provided in the Credit Agreement.

         This Term Note is one of the Term Notes referred to in the Term Loan Credit Agreement dated as of the date hereof (as amended and modified from time to time, the "Credit Agreement") among the Borrower, the Subsidiaries of the Borrower identified therein, the Lenders identified therein, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Term Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Term Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Term Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Term Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Term Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         In WITNESS WHEREOF, the undersigned Borrower has caused this Term Note to be duly executed as of the date first above written.

                                             RAILWORKS CORPORATION,
                                             a Delaware corporation

                                             By:
                                                ---------------------------
                                             Name:
                                             Title:

                                  Schedule 3.2

                     Form of Notice of Extension/Conversion

Bank of America, N.A.,
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         Re: Term Loan Credit Agreement dated as of November 5, 1999 (as amended and modified from time to time, the "Credit Agreement") among RailWorks Corporation, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders identified therein, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)      Date of Extension or Conversion
         (which is the last day of the
         applicable Interest Period)         ----------------------------------

(B)      Principal Amount of
         Extension or Conversion             ----------------------------------


(C)      Interest rate basis                 ----------------------------------

(D)      Interest Period and the
         last day thereof                    ----------------------------------

         In accordance with the requirements of Section 3.2 of the Credit Agreement, the Borrower hereby certifies that, in the case of an extension of a Eurodollar Loan or the conversion of a Base Rate Loan into a Eurodollar Loan:

                  (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

                  (c) All conditions set forth in Section 3.2 as to the extension of a Eurodollar Loan or the conversion of a Base Rate Loan into a Eurodollar Loan:

                                             Very truly yours,


                                             RAILWORKS CORPORATION

                                             By:
                                                ------------------------------
                                             Name:
                                             Title:

                              Schedule 5.1(d)(iii)

                             Secretary's Certificate

         Pursuant to Section 5.1(d)(iii) of the Credit Agreement (the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement), dated as of November 5, 1999, among RailWorks Corporation, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders identified therein, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, the undersigned, ______________, Secretary of _______________ (the "Corporation"), hereby certifies as follows:

         1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on _______________________, 199_. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

         2. The Bylaws of the Corporation and the Articles of Incorporation of the Corporation attached to the Secretary's Certificate of the Corporation (the "Prior Secretary's Certificate") previously delivered to Bank of America, N.A., as administrative agent under the Revolving Credit Agreement, are true and correct copies of the Bylaws of the Corporation and the Articles of Incorporation of the Corporation as in effect on the date hereof.

         3. Each officer of the Corporation identified on the Prior Secretary's Certificate is now a duly elected and qualified officer of the Corporation, holding the office indicated, and such officer is duly authorized to execute and deliver on behalf of the Corporation, the Credit Agreement, the Term Notes and the other Credit Documents and to act as a Responsible Officer on behalf of the Corporation under the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.


                                         -----------------------------
                                         Secretary
                                         Date: November 5, 1999
                                         (CORPORATE SEAL)

         I, __________Vice President of the Corporation, hereby certify that __________, whose genuine signature appears above, is, and has been at all times since __________, a duly elected, qualified and acting Secretary of the Corporation.

                                         -------------------------------
                                         Vice President
                                         November 5, 1999

                                 Schedule 6.3(b)

                            Form of Joinder Agreement

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of ___________________, ____, is by and among _______________________, a
__________________ (the "Applicant Guarantor"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that Term Loan Credit Agreement dated as of November 5, 1999 (as amended and modified from time to time, the "Credit Agreement") by and among RailWorks Corporation, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the lenders identified therein, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Applicant Guarantor has indicated its desire to become a Guarantor or is required by the terms of Section 6.3(b) of the Credit Agreement to become a Guarantor.

         Accordingly, the Applicant Guarantor hereby agrees with the Agents, for the benefit of the Lenders, as follows:

         1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the affirmative and negative covenants set forth in Section 6.3 of the Credit Agreement and contained in Sections 7 and 8 of the Incorporated Covenants applicable to a Guarantor and (ii) all of the undertakings and waivers applicable to a Guarantor set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to each Lender (including the Issuing Lender), each Affiliate of a Lender which enters into a Hedging Agreement and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof, (B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal, (C) grants to the Collateral Agent, for the benefit of the Lenders, a security interest in its Collateral as referred in, and pursuant to the terms of, the Security Agreement, and (D) pledges and grants a security interest to the Collateral Agent, for the benefit of the Lenders, in the Collateral as referred in, and pursuant to the terms of, the Pledge Agreement, including the Pledged Stock identified in Schedule A attached hereto, if any.

         2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the other Credit Documents (including the Schedules and Exhibits thereto). The information on the Schedules to the Security Agreement and the Pledge Agreement is amended to provide the information shown on the attached Schedule A with respect to the Applicant Guarantor.

         3. The Applicant Guarantor hereby waives acceptance by the Agents and the Lenders of the guaranty by the Applicant Guarantor under Section 4 of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

         4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Joinder Agreement to be duly executed by its authorized officer as of the day and year first above written.

                                            APPLICANT GUARANTOR

                                            By:
                                                ----------------------------
                                            Name:
                                            Title:

                                            Acknowledged and accepted:

                                            BANK OF AMERICA, N.A.,
                                            as Administrative Agent

                                            By:
                                                ----------------------------
                                            Name:
                                            Title:

                                   Schedule A
                                       to
                                Joinder Agreement

                                  Schedule 9.1

                         Schedule of Lenders' Addresses


1.       Bank of America, N.A.              Bank of America, N.A.
                                            101 N. Tryon Street
                                            Independence Center, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attn:    Gregg Newland
                                                     Agency Services
                                            Telephone: (704) 386-4218
                                            Telecopy: (704) 388-9436

                                            with a copy to:

                                            Bank of America, N.A.
                                            10 Light Street
                                            Baltimore, Maryland  21202-1435
                                            Attn: Monica Brandes
                                            Telephone:        410-605-8019
                                            Telecopy:         410-539-7508

2.       First Union National Bank          First Union National Bank 1970 Chain
                                            Bridge Road McLean, Virginia 22102
                                            Attn: Barbara Gell Carroll
                                            Telephone: 703-760-6100 Telecopy:

3.       Fleet Bank                         Fleet Bank
                                            300 Broad Hollow Road
                                            Melville, New York  11747
                                            Attn:    Tom Rogers
                                            Telephone:        516-547-7733
                                            Telecopy:         516-547-7828

5.       M&T Bank                           M&T Bank
                                            135 Main Street
                                            2nd Floor
                                            Nyack, New York  10960
                                            Attn:    Michael Weinstock
                                            Telephone:        914-358-4197
                                            Telecopy:         914-358-4273

5.       Key Bank                           Key Bank
                                            Mailcode:  OH-01-27-0606
                                            127 Public Square
                                            Cleveland, Ohio  44114-1306
                                            Attn:    Dan Lally
                                            Telephone:        216-689-8065
                                            Telecopy:         216-689-4981

6.       Bank One, Michigan                 Bank One, Michigan
                                            500 Town Center Drive, Suite 350
                                            Dearborne, Michigan  48126
                                            Attn:    Guy Rau
                                            Telephone:        313-271-7723
                                            Telecopy:         313-271-9527

                                 Schedule 9.3(b)

                        Form of Assignment and Acceptance

         THIS ASSIGNMENT AND ACCEPTANCE dated as of , 199_ is entered into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTY IDENTIFIED ON THE SIGNATURE PAGES AS "ASSIGNEE" ("Assignee").

         Reference is made to that Term Loan Credit Agreement dated as of November 5, 1999 (as amended and modified from time to time, the "Credit Agreement") among RailWorks Corporation, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "Assigned Interests"), including the Loans and Commitments relating thereto, together with unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns interests assigned hereby free and clear of liens, encumbrances or other claims. The Assignee represents that it is a permitted assignee under Section 9.3(b) of the Credit Agreement. The Assignor and the Assignee hereby make and agree to be bound by all the representations, warranties and agreements set forth in Section
9.3 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section 9.9 of the Credit Agreement). Schedule 2.1(a) is deemed modified and amended to the extent necessary to give effect to this Assignment.

         2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         3.       Terms of Assignment

         (a)      Date of Assignment:                                 , 199__
                                                   -------------------
         (b)      Legal Name of Assignor:          SEE SIGNATURE PAGE
         (c)      Legal Name of Assignee:          SEE SIGNATURE PAGE
         (d)      Effective Date of Assignment:                        , 199__
                                                   -------------------

See Schedule I attached for a description of the Loans and Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

         4. The fee payable to the Administrative Agent in connection with this Assignment is enclosed.

         IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

ASSIGNOR:                                       ASSIGNEE:

By:                                             By:
   --------------------------------                -----------------------------
Name:                                           Name:
Title:                                          Title:

                                                Address for Notices:





ACKNOWLEDGEMENT AND CONSENT

BANK OF AMERICA, N.A.,                          RAILWORKS CORPORATION,
as Administrative Agent                         a Delaware corporation

By:                                             By:
   --------------------------------                -----------------------------
Name:                                           Name:
Title:                                          Title:

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                              RAILWORKS CORPORATION

                         TERM LOANS PRIOR TO ASSIGNMENT

                                    Term Loan               Term Loan                  Term
                                    Committed              Commitment                  Loans
                                     Amount                Percentage               Outstanding
                                     ------                ----------               -----------
      ASSIGNOR


      ASSIGNEE

                               --------------------    --------------------     --------------------
                               US$                                              US$


                      TERM LOANS SUBJECT TO THIS ASSIGNMENT

                                    Term Loan               Term Loan                  Term
                                    Committed              Commitment                  Loans
                                     Amount                Percentage               Outstanding
                                     ------                ----------               -----------
      ASSIGNOR


      ASSIGNEE


                               --------------------    --------------------     --------------------
                               US$                                              US$


                           TERM LOANS AFTER ASSIGNMENT

                                    Term Loan               Term Loan                  Term
                                    Committed              Commitment                  Loans
                                     Amount                Percentage               Outstanding
                                     ------                ----------               -----------
      ASSIGNOR


      ASSIGNEE


                               --------------------    --------------------     --------------------
                               US$                                              US$